UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)

625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Sajan, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 12, 2013. At the meeting:

1. Five nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. The selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified;

3. The compensation of the Company’s named executive officers was approved, on a non-binding and advisory basis; and

4. A one-year frequency for the vote on named executive officer compensation was recommended, on a non-binding and advisory basis.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Shannon Zimmerman	9,155,884	90,952	5,698,460
Angela Zimmerman	9,155,884	90,952	5,698,460
Benjamin F. Allen	9,156,988	89,848	5,698,460
Michael W. Rogers	9,156,988	89,848	5,698,460
Benno G. Sand	9,156,984	89,852	5,698,460

2. Ratification of selection of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
14,842,922	66,259	36,115	0

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
9,127,494	80,609	38,733	5,698,460

4. Recommendation, on a non-binding and advisory basis, of the frequency of the vote on named executive officer compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
9,054,646	147,525	19,058	25,607	5,698,460

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2013

Sajan, Inc.

/s/ Shannon Zimmerman
Shannon Zimmerman
President, Chief Executive Officer and Chief Financial Officer